UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 23, 2004

Date of Report (Date of earliest event reported)

WEBMD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

(Address of principal executive offices, including zip code)

(201) 703-3400

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     The information regarding employment arrangements for Kevin Cameron, Roger Holstein and Tony Holcombe included in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Kevin Cameron as Chief Executive Officer of WebMD Corporation

     Effective October 1, 2004, Kevin Cameron will become Chief Executive Officer and a member of the Board of Directors of WebMD Corporation. In addition, Mr. Cameron will join the Executive Committee of the Board effective October 1, 2004.

     Biographical Information. Mr. Cameron has served in various positions at WebMD and its predecessors since April 2000. Since 2002, he has been Special Advisor to the Chairman. Prior to that, he served as Executive Vice President, Business Development and, in addition, from September 2001 through January 2002, was a member of the Office of the President of WebMD. Prior to April 2000, Mr. Cameron was a Managing Director of the Health Care Investment Banking Group of UBS and held various positions at Salomon Smith Barney, which is now part of Citigroup. Mr. Cameron is 38 years old.

     Employment Arrangements. Mr. Cameron has entered into an employment agreement with WebMD, dated September 23, 2004 and effective October 1, 2004. A copy of the employment agreement is being filed as Exhibit 10.1 to this Current Report on Form 8-K. The following is a description of Mr. Cameron’s employment agreement:

•	Under the agreement, Mr. Cameron’s annual base salary will be $660,000. He is eligible to receive an annual bonus of up to 100% of his base salary. For the fiscal years ending December 31, 2004 and December 31, 2005, the amount of that bonus will be determined in the discretion of the Compensation Committee. For subsequent years, the amount of the bonus will be based upon performance goals to be approved by the Compensation Committee with respect to each such year. In connection with his election as Chief Executive Officer, Mr. Cameron will receive grants, effective October 1, 2004, of (a) options to purchase 1,500,000 shares of our common stock at an exercise price equal to the closing price of WebMD common stock on that date and (b) 275,000 shares of restricted stock. The options and the restricted stock will vest, so long as he remains in the employ of WebMD (except as described below), as follows: 17% on the first anniversary of the grant date; 18.5% on the second anniversary; 20% on the third anniversary; 21.5% on the fourth anniversary; and 23% on the fifth anniversary.

•	In the event of the termination of Mr. Cameron’s employment by us “without cause” or by Mr. Cameron for “good reason,” as those terms are defined in Mr. Cameron’s employment agreement, he would be entitled to: (a) a continuation of his base salary in effect at the time of termination for six months for each six month period from the effectiveness of the employment agreement (in no event will such salary continuation continue for longer than three years) or, if greater, for two years at his prior salary of $450,000; and (b) continued participation in our benefit plans (or comparable plans) for the duration of the severance period (but no less than two years). In addition, all options granted to Mr. Cameron on or prior to October 1, 2004 shall remain outstanding and continue to vest, and shall otherwise be treated as if Mr. Cameron remained employed by WebMD through the same period as his salary is continued (but no less than two years).

•	In the event of the termination of Mr. Cameron’s employment as a result of his death or permanent disability, he (or his estate) shall be entitled to three years of salary continuation, three years of benefit continuation and three years of vesting of the equity granted on or prior to October 1, 2004 and three years of continued exercisability of options to purchase WebMD common stock.

•	Mr. Cameron may terminate his employment at any time after the first anniversary of a Change in Control (as defined in the employment agreement) and, if this occurs: (a) Mr. Cameron would be entitled receive the greater of (i) the salary continuance for three years at his then current rate and (ii) a continuation of his base salary through October 1, 2009; (b) Mr. Cameron would be entitled to annual bonus payments for the period of salary continuance in an amount equal to 50% of his base salary if this provision applies to 2005 and the amount of the bonus for the prior year if this provision applies to any year after 2005 (or, if greater, the year immediately prior to the Change in Control); (c) his participation in our benefit plans (or comparable plans) would continue for the duration of this period; and (d) all options and restricted stock granted to Mr. Cameron on or prior to October 1, 2004 which have not vested prior to the date of termination would be vested as of the date of termination and all such options would remain exercisable as if he remained in our employ through the expiration date specified in the respective stock option plans and agreements.

•	If Mr. Cameron’s employment is terminated by us for cause or by him without good reason, he is not entitled to any further compensation or benefits. In addition, Mr. Cameron would not be entitled to any additional vesting with respect to the stock options or restricted stock following the date of termination.

•	The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the second anniversary of the date of cessation of Mr. Cameron’s employment.

•	The employment agreement contains a tax gross-up provision relating to any excise tax that Mr. Cameron incurs by reason of his receipt of any payment that constitutes an excess parachute payment as defined in Section 280G of the Internal Revenue Code.

Appointment of Tony Holcombe as President of WebMD Corporation

     Effective October 1, 2004, Tony Holcombe will become President of WebMD Corporation. Mr. Holcombe will also continue in his role as President of WebMD Business Services (formerly known as WebMD Envoy), our Transaction Services segment.

     Employment Arrangements. Effective October 1, 2004, Mr. Holcombe’s employment agreement is being amended to reflect the additional position and to increase his annual salary from $450,000 to $550,000. A copy of the amendment, dated September 23, 2004, is being filed as Exhibit 10.2 to this Current Report on Form 8-K. A copy of Mr. Holcombe’s employment agreement was filed as Exhibit 10.49 to our Annual Report on Form 10-K for the Year Ended December 31, 2003 and a portion of it is described under the heading “Certain Relationships and Related Transactions” in the Proxy Statement, dated as of August 13, 2004, for our 2004 Annual Meeting of Stockholders, which also includes biographic information regarding Mr. Holcombe under the heading “Executive Officers.” The agreement and those disclosures are incorporated by reference herein pursuant to General Instruction B.3 of Form 8-K.

     The following is a description of Mr. Holcombe’s employment agreement, as amended:

•	Under the agreement, Mr. Holcombe’s annual base salary will be $550,000. He is eligible to receive an annual bonus, with a target amount of 50% of his base salary, the actual amount to be in the discretion of the Compensation Committee. In connection with his election as President, Mr. Holcombe will receive grants, effective October 1, 2004, of (a) options to purchase 400,000 shares of our common stock at an exercise price equal to the closing price on that date and (b) 100,000 shares of restricted stock. The options and the restricted stock will vest, so long as he remains in the employ of WebMD (except as described below), as follows: 17% on the first anniversary of the grant date; 18.5% on the second anniversary; 20% on the third anniversary; 21.5% on the fourth anniversary; and 23% on the fifth anniversary.

•	In the event of the termination of Mr. Holcombe’s employment by us “without cause” or by Mr. Holcombe for “good reason,” as those terms are defined in Mr. Holcombe’s employment agreement, he would be entitled to: (a) a continuation of his base salary in effect at the time of termination for one year; and (b) continued participation in our benefit plans (or comparable plans) for one year. In addition, the option to purchase WebMD common stock granted to Mr. Holcombe in connection with his initial employment with WebMD in December 2003 shall remain outstanding and continue to vest, and shall otherwise be treated as if Mr. Holcombe remained employed by WebMD through the next vesting date.

•	If Mr. Holcombe’s employment is terminated by us for cause or by him without good reason, he is not entitled to any further compensation or benefits. In addition, Mr. Holcombe would not be entitled to any additional vesting with respect to the stock options following the date of termination.

•	The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the second anniversary of the date of cessation of Mr. Holcombe’s employment.

Appointment of Roger C. Holstein as Chief Executive Officer of WebMD Health, Our Portal Services Segment

     Effective October 1, 2004, Roger C. Holstein will no longer serve as WebMD Corporation’s Chief Executive Officer, and will become Chief Executive Officer of WebMD Health, our Portal Services segment. Mr. Holstein remains on the Board of Directors of WebMD Corporation, but will no longer serve as a member of its Executive Committee.

     Effective October 1, 2004, Mr. Holstein’s employment agreement is being amended to reflect the change in position and to reduce his annual salary from $1,000,000 to $660,000. A copy of the amendment will be filed, by amendment, as Exhibit 10.3 to this Current Report on Form 8-K. A copy of Mr. Holstein’s employment agreement with the Registrant, dated as of October 23, 2002, was filed as Exhibit 10.14 to our Annual Report on Form 10-K for the year ended December 31, 2002 and it is described under the heading “Executive Compensation – Compensation Arrangements with Executive Officers – Arrangements with Roger C. Holstein” in the Proxy Statement, dated as of August 13, 2004, for our 2004 Annual Meeting of Stockholders, which also includes biographic information regarding Mr. Holstein under the heading “Executive Officers.” The agreement and those disclosures are incorporated by reference herein pursuant to General Instruction B.3 of Form 8-K.

Item 7.01. Regulation FD Disclosure

     On September 23, 2004, WebMD Corporation issued a press release describing changes in its executive management team being announced that day at its Annual Meeting of Stockholders. The changes are effective October 1, 2004. A copy of the press release is attached as Exhibit 99.1. Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing. Additional information regarding the management changes is included in Item 5.02 of this Current Report on Form 8-K.

     WebMD’s Annual Meeting was broadcast live over the Internet. A replay of the audio webcast is available at http://www.webmd.com (in the About WebMD section).

     During the Annual Meeting, Roger C. Holstein, Chief Executive Officer of WebMD Corporation, made the following statement:

     “I would like to take this opportunity to update you on our understanding of the status of the investigation that was begun by the U.S. Attorney’s Office in South Carolina just over a year ago.

     WebMD cannot be sure of the exact scope of the investigation, which is ongoing. However, to the best of our knowledge, the U.S. Attorney’s Office is investigating allegations of financial accounting improprieties at its Medical Manager division.

     As a result of this investigation, the Board of Directors created a special committee of the Board consisting of independent directors, with the sole authority to direct the Company’s response to the allegations that have been raised. The Special Committee is being advised by the firm of Kramer, Levin, Naftalis & Frankel in connection with this matter. In order to prepare the Company to respond to and cooperate with the U.S. Attorney’s Office, the Company is being advised by the firm of Williams & Connelly, who reports directly to the Special Committee.

     As part of its fact finding, WebMD has uncovered evidence that, prior to Medical Manager’s acquisition by WebMD Corporation in September 2000, Medical Manager’s dealer acquisition program was improperly used to artificially inflate the revenue, earnings and goodwill of Medical Manager. Also, as we have stated in the past, the Company has evidence of kickback payments by former dealers to certain former employees of Medical Manager who were responsible for the acquisition program. The Company has commenced lawsuits against two former employees. These kickback payments appear to have continued until sometime in 2002. To date, we have not uncovered information which we believe would require a restatement for any of the years covered by our financial statements. The amount of the kickback payments were immaterial and have already been reflected in our financial statements.

     It is our understanding that the investigation by the U.S. Attorney’s Office also relates to allegations of improper revenue recognition practices in connection with system sales in the Medical Manager business. WebMD has identified some evidence that some employees had in the past engaged in practices to improperly recognize revenue in connection with system sales. As with the issues relating to the dealer acquisition program, to date we have not uncovered information which would require a restatement for any of the years covered by our financial statements.

     As previously announced, WebMD understands that the Securities and Exchange Commission has opened a formal investigation into the matters being investigated by the U.S. Attorney’s Office. However, our primary contacts to date have been with the U.S. Attorney’s Office.

     Since the investigation by the U.S. Attorney’s Office and our internal fact-finding is ongoing, we are not able to reach any final conclusions or respond to any questions about this matter at this time. The Company has been cooperating and intends to continue to cooperate fully with the U.S. Attorney’s Office.”

Item 8.01. Other Events.

     On September 23, 2004, at the Annual Meeting of Stockholders of WebMD Corporation, Mark J. Adler, M.D. and Herman Sarkowsky were elected as Class III directors of WebMD, each to a serve a three-year term, or until his successor has been elected and qualified or until his earlier resignation or removal. In addition, each of the other three proposals presented for approval of stockholders was approved. Those three proposals related to amendments to WebMD’s Eleventh Amended and Restated Certificate of Incorporation and to the Certificate of Designations of WebMD’s Convertible Redeemable Exchangeable Preferred Stock and were described in the Proxy Statement, dated as of August 13, 2004, for the Annual Meeting under the heading “Proposals 2, 3 and 4: The Charter Amendment Proposals.” That description is incorporated by reference herein pursuant to General Instruction B.3 of Form 8-K. We intend to file, with the state of Delaware, a Certificate of

Amendment, substantially in the form of Annex E to the Proxy Statement, which is also incorporated by reference herein pursuant to General Instruction B.3 of Form 8-K. After that filing has been completed, we will file our amended charter documents, by amendment, as exhibits to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are filed or furnished herewith:

3.1	Certificate of Incorporation of Registrant, as amended (to be filed by amendment)

3.2	Certificate of Designations for Convertible Redeemable Exchangeable Preferred Stock, as amended (to be filed by amendment)

10.1	Employment Agreement, dated September 23, 2004, between the Registrant and Kevin Cameron

10.2	Letter Amendment, dated September 23, 2004, between the Registrant and Tony Holcombe

10.3	Letter Amendment between the Registrant and Roger Holstein (to be filed by amendment)

99.1	Press Release issued by WebMD Corporation, dated September 23, 2004, regarding changes in its executive management team

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, WebMD Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD CORPORATION
Dated: September 28, 2004	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Certificate of Incorporation of Registrant, as amended (to be filed by amendment)

3.2	Certificate of Designations for Convertible Redeemable Exchangeable Preferred Stock, as amended (to be filed by amendment)

10.1	Employment Agreement, dated September 23, 2004, between the Registrant and Kevin Cameron

10.2	Letter Amendment, dated September 23, 2004, between the Registrant and Tony Holcombe

10.3	Letter Amendment between the Registrant and Roger Holstein (to be filed by amendment)

99.1	Press Release issued by WebMD Corporation, dated September 23, 2004, regarding changes in its executive management team